UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2006
REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6159	63-0589368

(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

417 North 20th Street, Birmingham, Alabama	35203

(Address of principal executive offices)	(Zip code)
(205) 944-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.
     The registrant’s Chairman and Chief Executive Officer made a presentation at the conclusion of its special meeting of stockholders on October 3, 2006. A copy of the visual presentation is being furnished as Exhibit 99.1 to this report
     On October 3, 2006, Regions Financial Corporation (“Regions”) and AmSouth Bancorporation (“AmSouth”) issued a joint press release with respect to stockholder approval of the proposed merger of AmSouth with and into Regions, a copy of which is being furnished as Exhibit 99.2 to this report
ITEM 8.01 OTHER EVENTS
     On October 3, 2006, the stockholders of Regions approved the proposed merger of AmSouth with and into Regions. Approximately 96% of the shares represented in person or by proxy at the meeting voted in favor of the merger. Approximately 70% of all outstanding shares were represented at the meeting.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Regulation FD as a part of this current report on Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION (Registrant)
By:	/s/ Ronald C. Jackson
Ronald C. Jackson
Senior Vice President and Comptroller

Date: October 3, 2006

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Visual materials for presentation of October 3, 2006.

99.2	Joint press release of Regions Financial Corporation and AmSouth Bancorporation dated October 3, 2006.